Phoenix, AZ - Chandler Dallas, TX - Carrollton Norwalk, CT Third Quarter 2015 Earnings November 5, 2015 11/5/2015

Safe Harbor This presentation contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8- K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For additional information, including reconciliation of any non-GAAP financial measures, please reference the supplemental report furnished by the Company on a Current Report on Form 8-K filed November 5, 2015. Unless otherwise noted, all data herein is as of September 30, 2015. CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 2

Third Quarter 2015 Overview

CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 4 Highlights  Third quarter Normalized FFO per share of $0.57 increased 30% over the third quarter of 2014  Third quarter Adjusted EBITDA of $59.0 million increased 40% over the third quarter of 2014  Third quarter revenue of $111.2 million increased 31% over the third quarter of 2014  Leased 29,000 colocation square feet(1) totaling $13 million in annualized GAAP revenue(2), with utilization increasing to 89%  Added three Fortune 1000(3) companies as new customers, increasing the total number of Fortune 1000 customers to 169 as of the end of the quarter  Substantially completed the integration of Cervalis  Increased 2015 Normalized FFO per share guidance range to $2.11 to $2.15, with new midpoint up $0.03 from prior guidance midpoint Notes: 1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. 2. Annualized GAAP Revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power. 3. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.

Total Customers(1) Fortune 1000 Customers(1)(2) 612 630 648 656 669 679 697 708 929 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 350 450 550 650 750 850 950 129 135 139 141 144 146 151 154 169 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 95 110 125 140 155 170 Customer Base Notes: 1. Customers as of quarter-end for each period, including customers that are under lease but for which billing has not commenced. 2. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size. 3. Based on September 2015 Annualized Rent. Annualized Rent represents cash rent, including metered power reimbursements, for the month of September 2015, multiplied by 12. Revenue(3) by Industry 28% 20% 21% 9% 9% 3% 10% IT Other Industrials Telecommunications Healthcare Energy Financial Services CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 5 Dark blue represents impact of Cervalis customers  Diversified customer base  Cervalis acquisition increases penetration of key financial services vertical  More than 30 new cloud vendors signed since beginning of 2014

Customer Diversification - Top 20 Notes: 1. Annualized Rent represents cash rent, including metered power reimbursements, for the month of September 2015 multiplied by 12. 2. Reflects customer ranking. Customers occupying positions in rankings may be different in each period. CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 6  No customer accounts for more than 4% of Annualized Rent(1)  Percentage of Annualized Rent(1) from top 20 customers down 13 percentage points from Sep. 30, 2014  Weighted average remaining lease term up 4.5 months from Sep. 30, 2014

Interconnection Update

Quarterly Interconnection Revenue ($MM)



$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
56% CAGR
$3.0
$3.4
$3.5
$3.8
$4.2
$4.5
$4.7
$4.9
$6.6
Q413
Q114
Q214
Q314
Q414
Q115
Q215
Q315

Dark blue represents impact of Cervalis

- National IX platform launched in Q2'13
- Excluding the impact of Cervalis, interconnection revenue up 30% in Q3'15 vs. Q3'14
- In total, interconnection revenue increased 72% in Q3'15 vs. Q3'14, with Cervalis contributing $1.6 million
- Currently ~6% of total revenue, up from ~4% as of Q4'13



NEW YORK METRO
NORTHERN VIRGINIA
CHICAGO
CINCINNATI METRO
PHOENIX
DALLAS
AUSTIN
HOUSTON
SAN ANTONIO

Benefits to Customer

- Convenience of an integrated infrastructure solution
- Enhances quality/performance for enterprises by using the same industry-leading connectivity technology as content companies
- Offers significant cost savings due to access to wholesale carrier pricing

Benefits to CyrusOne

- Adds to "stickiness" of CyrusOne data center solutions
- Enables penetration into new customer ecosystems
- Increases probability of renewals
- Growth of low cap-ex and high margin products, enabling "same-store" sales growth

CyrusOne Third Quarter 2015 Earnings Presentation

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CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 8 Colocation Products Percentage of New MRR(1) by Size for Metered Power 68% 81% 42% 57% 63% 32% 19% 58% 43% 37% Q4'14 Q1'15 Q2'15 Q3'15 Total 0% 25% 50% 75% 100% > 1 MW < 1 MW Note: 1. Monthly recurring rent (“MRR”) is defined as average monthly contractual rent during the term of the lease. Contractual rent does not include metered power reimbursements. 77% 74% 63% 65% 69% 22% 25% 35% 35% 30% 1% 2% 1% 1% Q4'14 Q1'15 Q2'15 Q3'15 Total 0% 25% 50% 75% 100% Full Service Metered Power Low Resiliency Percentage of New Leases by Product Type 39% 24% 45% 53% 39% 59% 51% 53% 47% 52% 1% 25% 3% 9% Q4'14 Q1'15 Q2'15 Q3'15 Total 0% 25% 50% 75% 100% Full Service Metered Power Low Resiliency Percentage of New MRR(1) by Product Type  Majority of leases are Full Service  In Q3’15, percentage of new MRR(1) from Full Service product exceeded 50%  Significant percentage of new MRR(1) from Metered Power deals for deployments less than 1 MW  More favorable pricing on Metered Power deals less than 1 MW as they are not classic “Wholesale” deployments for which the customer has greater purchasing power  Implementation of power administration fee in Metered Power deals

CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 9 Development Yield Trend - Carrollton $56 $94 $153 $180 ~$275 (4%) 3% 13% 16% 18-20+% (10%) 0% 10% 20% Q4'12 Q4'13 Q4'14 Q3'15 100% Built $0 $50 $100 $150 $200 $250 $300 D ev e lopme n t Y ie ld Cumu la ti ve In ve st me n t ($MM)  Carrollton facility can eventually accommodate 7 data halls, each ~60K CSF(1); 4 currently built out  Between Q4’14 and Q3’15, annualized NOI increase of ~$10M drove development yield increase from 13% to 16% with $27M in additional investment; currently 82% utilized  Forecasted development yields are based on current build costs, leasing velocity, market prices, and forecasted incremental operating expenses  For a facility the size of Carrollton there is significant operating leverage, and development yields could eventually reach 18-20+% DH 1 DH 2 DH 3 DH 4 DH 5 DH 7 DH 6 Carrollton Note: 1. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne. UNBUILT BUILT

CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 10 Development Yield Trend - Houston West 2  Houston West 2 facility brought online in Q2’13  Facility is fully built out at ~79K CSF(1) and 82% utilized as of the end of Q3’15  Between Q4’13 and Q3’15, annualized NOI increase of ~$9M drove development yield increase from 7% to 17% with $31M in additional investment  Development yield could reach 18-20+% once fully utilized $31 $40 $70 $71 ~$75 (2%) 7% 15% 17% 18-20+% (10%) 0% 10% 20% Q2'13 Q4'13 Q4'14 Q3'15 100% Utilized $0 $25 $50 $75 $100 D ev e lopme n t Y ie ld Cumu la ti ve In ve st me n t ($MM) Houston West 2 Note: 1. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne.

CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 11 Development Yield Trend - Phoenix 1 and 2  Phoenix 1 facility brought online at end of 2012; Phoenix 2 in Q4’14  Facilities fully built out at ~150K CSF(1) and 100% utilized as of the end of Q3’15  Between Q4’14 and Q3’15, annualized NOI increase of ~$11M drove development yield increase from 10% to 15% with $23M in additional investment  Additional acreage for 5 more data centers on campus with operating leverage potentially driving yield to 18-20+% $61 $82 $150 $173 (3%) 2% 10% 15% (10%) 0% 10% 20% Q1'13 Q4'13 Q4'14 Q3'15 $0 $50 $100 $150 $200 $250 D ev e lopm e n t Y ie ld Cumu la ti ve In ve st me n t ($MM) Phoenix 1 and 2 Note: 1. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne.

Portfolio Expansion


Capacity to Grow Footprint
1.5 MM
+ 59%
2.4 MM
+ 251%
5.3 MM
Current CSF(1) (as of 9/30/15)
CSF(1) with Development of Existing Powered Shell
CSF(1) with Development of Existing Powered Shell and Land Bank
Avg. build cost(2) less than $6M per MW
Avg. build cost(2) less than $7M per MW

Can grow to 3½ times current size with development of existing powered shell and land bank.

Notes:

1. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Average build cost based on company estimates using a power density of 150 watts per colocation square foot.

CyrusOne Third Quarter 2015 Earnings Presentation
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Third Quarter 2015 Financial Review

Normalized FFO, AFFO, Revenue and Churn

CyrusOne

Normalized FFO
($ Millions)



+43%
$28.9
$41.2
Q3'14
Q3'15

	Q3'14	Q3'15
Norm. FFO per Share	$0.44	$0.57

AFFO
($ Millions)



+47%
$29.1
$42.8
Q3'14
Q3'15

Revenue
($ Millions)



+31%
$84.8
$111.2
Q3'14
Q3'15

Churn
Recurring Rent Quarterly Churn[1]



2.9%
1.7%
3.1%
0.6%
0.7%
Q3'14
Q4'14
Q1'15
Q2'15
Q3'15

Strong Normalized FFO and AFFO growth

- Driven by Adjusted EBITDA as a result of strong growth in revenue, margin improvement, and impact of Cervalis acquisition

Revenue growth driven by:

- Expansion of customer base to 929, an increase of 317 since beginning of 2014
- Increases in leased CSF[2] and Annualized Rent[3] of 27% and 33%, respectively, compared to Q3'14

Churn

- Q3'15 churn third lowest quarterly level since becoming public company

Notes:

1. Recurring Rent Quarterly Churn is defined as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the quarter, excluding any impact from metered power reimbursements or other usage-based or variable billing.
2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
3. Annualized Rent represents cash rent, including metered power reimbursements, for the month of September 2015 multiplied by 12.

CyrusOne Third Quarter 2015 Earnings Presentation

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Lease Commencements



Q3'15 Leases - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power)
$15.0
$10.0
$5.0
$0.0
$5.8
$6.0
$1.4
$0.1
$13.3
Q3'15
Q4'15
Q1'16
Q2'16
Total



Total Backlog - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power)
$15.0
$10.0
$5.0
$0.0
$7.5
$1.4
$0.1
$9.0
Q4'15
Q1'16
Q2'16
Total

- In Q3'15, leased 4.8 MW and 29,000 CSF[2]; weighted average lease term of 57 months
- Estimates on lease commencements for future quarters are based on current estimated installation timelines
- Excluding estimates for pass-through power charges, leases signed during Q3'15 and YTD'15 represent approximately $13.3M and $45.0M of Annualized GAAP Revenue[1], respectively
- 89% of Annualized GAAP Revenue[1] for leases signed during Q3'15 expected to commence by the end of Q4'15
- Total Annualized GAAP Revenue[1] backlog of approximately $9.0M as of the end of Q3'15, with 99% expected to commence by the end of Q1'16

Note:

1. Annualized GAAP Revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company's estimate of customer reimbursements for metered power.
2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

CyrusOne Third Quarter 2015 Earnings Presentation
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Year over Year P&L Analysis

($ Millions)	Three Months Ended Q3 2015	Q3 2014	Fav/(Unfav) $	%
Revenue	$ 111.2	$ 84.8	$ 26.4	31%
Property operating expenses[(1)]	41.8	33.0	(8.8)	-27%
Net Operating Income (NOI)[(1)]	**69.4**	**51.8**	**17.6**	**34%**
NOI Margin	*62%*	*61%*		
Selling, general & administrative[(2)]	13.8	12.2	(1.6)	-13%
Less: Stock-based compensation	(3.4)	(2.6)	0.8	31%
Adjusted EBITDA	**$ 59.0**	**$ 42.2**	**$ 16.8**	**40%**
Adjusted EBITDA Margin	*53%*	*50%*		
Normalized FFO	**$ 41.2**	**$ 28.9**	**$ 12.3**	**43%**
Normalized FFO per share[(3)]	**$ 0.57**	**$ 0.44**	**$ 0.13**	**30%**
AFFO	**$ 42.8**	**$ 29.1**	**$ 13.7**	**47%**

- Revenue growth of 31%
- NOI up 34% over Q3'14 driven by revenue growth; NOI margin up 1 percentage point
- Adjusted EBITDA up 40% over Q3'14 driven primarily by higher NOI; Adjusted EBITDA margin up 3 percentage points
- Increase in Normalized FFO of 43% due to growth in Adjusted EBITDA, partially offset by increases in interest expense and stock-based compensation
- Increase in AFFO of 47% driven primarily by increase in Normalized FFO and lower recurring capital expenditures

Note:

1. Q3'15 property operating expenses and NOI adjusted (Adjusted Annualized NOI) to exclude one-time impact of $350K in costs associated with the forthcoming termination of the Austin 1 facility lease.
2. Severance costs of $1.9 million in Q3'15 are omitted from this presentation as they are excluded from Adjusted EBITDA.
3. Weighted average diluted common share or common share equivalents for Q3'15 and Q3'14 were 72.6 million and 65.3 million, respectively.

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Sequential P&L Analysis

($ Millions)	Three Months Ended Q3 2015	Q2 2015	Fav/(Unfav) $	%
Revenue	$ 111.2	$ 89.1	$ 22.1	25%
Property operating expenses(1)	41.8	32.8	(9.0)	-27%
Net Operating Income (NOI)(1)	**69.4**	**56.3**	**13.1**	**23%**
NOI Margin	*62%*	*63%*		
Selling, general & administrative(2)	13.8	12.4	(1.4)	-11%
Less: Stock-based compensation	(3.4)	(3.2)	0.2	6%
Adjusted EBITDA	**$ 59.0**	**$ 47.1**	**$ 11.9**	**25%**
Adjusted EBITDA Margin	*53%*	*53%*		
Normalized FFO	**$ 41.2**	**$ 33.4**	**$ 7.8**	**23%**
Normalized FFO per share(3)	**$ 0.57**	**$ 0.50**	**$ 0.07**	**14%**
AFFO	**$ 42.8**	**$ 36.5**	**$ 6.3**	**17%**

- Sequential revenue growth of 25% driven primarily by impact of Cervalis acquisition and strong leasing in prior quarters, resulting in a 23% increase in NOI and a 25% increase in Adjusted EBITDA
- Normalized FFO increase driven primarily by higher Adjusted EBITDA, partially offset by higher interest expense
- AFFO increase driven primarily by higher Normalized FFO partially offset by higher deferred revenue and straight-line rent adjustments

Note:

1. Q3'15 property operating expenses and NOI adjusted to exclude one-time impact of $350K in costs associated with the forthcoming termination of the Austin 1 facility lease.
2. Severance costs of $1.9 million in Q3'15 are omitted from this presentation as they are excluded from Adjusted EBITDA.
3. Weighted average diluted common share or common share equivalents for Q3'15 and Q2'15 were 72.6 million and 66.0 million, respectively.

CyrusOne Third Quarter 2015 Earnings Presentation

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Portfolio Overview

Market	As of September 30, 2015 CSF Capacity[1] (Sq Ft)	As of September 30, 2015 % Utilized[2]	As of September 30, 2014 CSF Capacity[1] (Sq Ft)	As of September 30, 2014 % Utilized[2]
Cincinnati	419,589	91%	419,301	89%
Dallas	350,946	88%	294,873	85%
Houston	255,094	87%	268,094	89%
Phoenix	149,620	100%	77,528	99%
New York Metro	121,434	87%	-	n/a
Northern Virginia	74,653	69%	-	n/a
Austin	59,995	99%	59,995	76%
San Antonio	43,843	100%	43,843	100%
Chicago	23,298	53%	23,298	56%
International	13,200	80%	13,200	80%
Total Footprint	**1,511,672**	**89%**	**1,200,132**	**88%**

31 data centers across 12 markets

Capacity / Utilization[2] Highlights

- 26% increase in available CSF capacity[1] compared to September 30, 2014, with strong leasing increasing Utilization[2] to 89%
- Cervalis acquisition added more than 120,000 CSF in New York Metro area
- Commissioned second data hall in Northern Virginia in Q3'15, adding ~37,000 CSF[1]
  - Strong demand with more than 51,000 CSF[1] leased to date in market

Notes:

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Utilization is calculated by dividing CSF under signed leases (whether or not the lease has commenced billing) by total CSF.

CyrusOne Third Quarter 2015 Earnings Presentation

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Net Debt and Market Capitalization CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 19 ($ Millions) September 30, 2015 6.375% Senior Unsecured Notes due 2022 $477.7 Revolver and Term Loan 505.0 Capital lease obligations 12.8 Less: Cash and cash equivalents (39.8) Net debt $955.7 Liquidity $477.7 ($ Millions except per share amounts) Shares or Equivalents Outstanding Market Price as of September 30, 2015 Market Value Equivalents Common Shares 66,245,906 $32.66 $2,163.6 Operating Partnership Units 6,346,835 $32.66 207.3 Total Equity Value $2,370.9 Net Debt 955.7 Total Enterprise Value (TEV) $3,326.6  Net leverage of 4.0x(1)  Paid dividend of $0.315 per share and share equivalent on October 15, and announced dividend for the fourth quarter of $0.315 per share and share equivalent Note: 1. Calculated as net debt as of September 30, 2015, divided by Adjusted EBITDA for the last quarter annualized.

2015 Guidance CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 20 Category ($ Millions except for Normalized FFO) Prior 2015 Guidance Revised 2015 Guidance Total Revenue $398 - 404 $398 - 404 Base Revenue $355 - 359 $355 - 359 Metered Power Reimbursements $43 - 45 $43 - 45 Adjusted EBITDA $209 - 213 $210 - 213 Normalized FFO per diluted common share or common share equivalent(1) $2.07 - 2.13 $2.11 - 2.15 Capital Expenditures $260 - 275 $260 - 275 Development(2) $255 - 265 $255 - 265 Recurring $5 - 10 $5 - 10 Notes: 1. Assumes weighted average diluted common share or common share equivalents for 2015 of 69.5 million. 2. Development capital is inclusive of capital used for the acquisition of land for future development.  Revising guidance range upward for Normalized FFO per diluted common share or common share equivalent(1)  Increasing lower end of Adjusted EBITDA guidance range

2015 Development

CyrusOne

Market	YTD CSF[1] Delivered	CSF Under Dev.[1,2]	YTD Critical Load Capacity[3] Delivered	Critical Load Capacity[3] Under Dev.
Dallas	56K	55K	6 MW	6 MW
Houston	-	53K	-	6 MW
Phoenix	36K	-	6 MW	-
Austin	-	62K	-	3 MW
San Antonio	-	30K	-	3 MW
No. Virginia	74K	-	12 MW	-
Total	**166K**	**200K**	**24 MW**	**18 MW**

2015 Development Projects

- Commissioned second data hall at Northern Virginia facility (37K CSF[1] in Q3'15)
- Development continues in Austin, Houston, and San Antonio (145K CSF[1], 12 MW of power capacity)
- Construction on Phoenix 3 shell continues
- Will begin construction on 5th data hall in Carrollton facility in Q4'15 (55K CSF[1], 6 MW of power capacity)
- Exploring potential development of property adjacent to one of existing New York metro facilities that is completely leased up

Year-End Inventory

- 2015 development projects leave CyrusOne well positioned to capture future growth
- Estimated ~1.6M CSF[1] online, up from ~1.2M at the beginning of the year, and ~0.8M NRSF[1] of additional powered shell available for future development by end of 2015 across U.S. markets

Notes:

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Represents square footage at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.
3. Represents aggregate power available for lease to and exclusive use by customers expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

CyrusOne Third Quarter 2015 Earnings Presentation

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Appendix (Non-GAAP Reconciliations)

Non-GAAP Reconciliations CyrusOne Third Quarter 2015 Earnings Presentation Built for Tomorrow. Ready Today. | 23 LQA Q3 2015 Reconciliation of Net Loss to EBITDA and Adjusted EBITDA: Net (loss) income (21.2)$ (5.3)$ (6.5)$ 0.2$ Adjustments: Interest expense 48.4 12.1 8.7 9.0 Income tax expense 2.8 0.7 0.4 0.4 Depreciation and amortization 156.4 39.1 31.4 30.0 EBITDA 186.4 46.6 34.0 39.6 Transaction costs 7.2 1.8 9.6 - Legal claim costs - - 0.3 - Stock-based compensation 13.6 3.4 3.2 2.6 Severance 7.6 1.9 Loss on extinguishment of debt - - - - Lease exit costs 1.6 0.4 - - Asset impairments 19.6 4.9 - - Adjusted EBITDA 236.0$ 59.0$ 47.1$ 42.2$ Three Months Ended September 30, 2015 June 30, 2015 September 30, 2014

Non-GAAP Reconciliations

CyrusOne Inc.
Reconciliation of Net (Loss) Income to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Three Months Ended		
	September 30, 2015	June 30, 2015	September 30, 2014
Reconciliation of Net (Loss) Income to FFO and Normalized FFO:			
Net (loss) income	(5.3)	(6.5)	$ 0.2
Adjustments:			
Real estate depreciation and amortization	31.9	26.3	24.5
Amortization of customer relationship intangibles	5.6	3.7	4.2
Real estate impairments	4.9	-	-
Funds from Operations (FFO)	**$ 37.1**	**$ 23.5**	**$ 28.9**
Adjustments:			
Loss on extinguishment of debt	-	-	-
Transaction costs	1.9	9.6	-
Severance	1.9	-	
Legal claim costs	-	0.3	-
Lease exit costs	0.3	-	-
Normalized Funds from Operations (Normalized FFO)	**$ 41.2**	**$ 33.4**	**$ 28.9**
Normalized FFO per diluted common share or common share equivalent	**$ 0.57**	**$ 0.50**	**$ 0.44**
Weighted average diluted common shares and common share equivalents o/s	**72.6**	**66.0**	**65.3**
Reconciliation of Normalized FFO to AFFO:			
Normalized FFO	$ 41.2	$ 33.4	$ 28.9
Adjustments:			
Amortization of deferred financing costs	0.9	0.7	0.9
Stock-based compensation	3.5	3.1	2.6
Non-real estate depreciation and amortization	1.6	1.4	1.2
Deferred revenue and straight line rent adjustments	(1.6)	(0.3)	(1.5)
Leasing commissions	(1.6)	(1.5)	(0.9)
Recurring capital expenditures	(1.2)	(0.3)	(2.1)
Adjusted Funds from Operations (AFFO)	**$ 42.8**	**$ 36.5**	**$ 29.1**

CyrusOne Third Quarter 2015 Earnings Presentation
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